SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                             Data Translation, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3.    Filing Party:

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      4.    Date Filed:

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

                             DATA TRANSLATION, INC.

--------------------------------------------------------------------------------

                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held April 12, 2001

--------------------------------------------------------------------------------

To the Stockholders of Data Translation, Inc.:

      Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Data Translation, Inc. (the "Company") will be held at the offices of the Company, 100 Locke Drive, Marlboro, Massachusetts 01752, on April 12, 2001 at 9:30 a.m., local time, for the following purposes:

      1. To elect two Directors of the Company to serve for a three-year term as a Class II Director; and

      2. To consider and vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

      Only holders of record of the Company's common stock at the close of business on February 16, 2001 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                        By Order of the Board of Directors


                                        ELLEN W. HARPIN
                                        Secretary

Marlboro, Massachusetts
March 16, 2001

                                    IMPORTANT

      EVEN THOUGH YOU MAY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                             DATA TRANSLATION, INC.

--------------------------------------------------------------------------------

             PROXY STATEMENT FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held April 12, 2001

--------------------------------------------------------------------------------

                 VOTING, REVOCATION AND SOLICITATION OF PROXIES

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Data Translation, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at the offices of the Company, 100 Locke Drive, Marlboro, Massachusetts 01752, on April 12, 2001 at 9:30 a.m., local time, and any adjournments or postponements thereof. This Proxy Statement and the accompanying Notice of Meeting and Proxy Card are being first mailed on or about March 16, 2001 to stockholders of record as of February 16, 2001. The Annual Meeting has been called for the following purposes: (i) to elect two Directors of the Company to serve for a three-year term as a Class II Director; and (ii) to consider and vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

Record Date; Voting

      The Board of Directors of the Company (referred to hereinafter as the "Board of Directors" or the "Directors") has fixed the close of business on February 16, 2001 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof (the "Record Date"). Only holders of record of common stock of the Company at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. At the close of business on the Record Date, 2,253,163 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), were outstanding. As of such date, there were approximately 300 holders of record of the Company's Common Stock. Holders of the Company's Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted to the Annual Meeting or any adjournments or postponements thereof.

Proxies

      Holders of the Company's Common Stock are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope. The proxy card must be signed and dated for it to be properly executed. If the enclosed proxy card is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will, unless such proxy has previously been revoked, be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted "FOR" each of the proposals.

      Any properly completed proxy card may be revoked at any time before it is voted by giving written notice of such revocation to the Secretary of the Company, at the address set forth above, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

      In addition to the solicitation of proxies by mail, the Directors, officers and regular employees of the Company may also solicit proxies personally or by telephone or other means. None of such Directors, officers or employees will receive any compensation for such solicitation activities. The Company will bear the costs of preparing, printing and mailing the materials used in the solicitation of proxies. The Company will also request brokerage firms, #nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them and will provide reimbursement for the cost of forwarding the materials in accordance with customary charges.

Quorum and Stockholder Vote Required

      The presence, in person or by proxy, of the holders of at least a majority in interest of the total number of shares of the Common Stock of the Company issued, outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting for the transaction of business. A quorum being present, the affirmative vote of a plurality of the shares present and voting, in person or by proxy, is necessary to elect two directors of the Company for a three-year term. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Shares that reflect abstentions or broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. With respect to the election of the Class II Directors, abstentions and broker non-votes will have no effect on the outcome of such election.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of February 28, 2001 information with respect to the shares of Common Stock that are beneficially owned by each person holding more than 5% of the outstanding Common Stock, by (i) each director or nominee for director of the Company, (ii) executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, (iii) all directors and executive officers as a group and
(iv) each person known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock. As of February 28, 2001, 2,254,603 shares of Common Stock were outstanding.

                                                                   Amount and Nature    Percentage of
                                                                    of Beneficial        Outstanding
                                                                     Ownership of      Shares of Common
Name of Beneficial Owner**                                          Common Stock(1)     Stock Owned(1)
-------------------------                                          -----------------   ----------------
Alfred A. Molinari, Jr.(2) .....................................        500,786               20.61%
Ellen W. Harpin(3) .............................................          9,832                    *
D'Anne Hurd(4) .................................................          6,291                    *
David Cyganski(5) ..............................................          6,166                    *
Annette C. Crossen(6) ..........................................         18,889                    *
Jeffrey M. Cronin(7) ...........................................         18,072                    *
Michael A. DiPoto(8) ...........................................         19,831                    *
Clifford G. Wilson(9) ..........................................         20,303                    *
All executive officers and directors as a group (8 persons) ....        600,170               24.70%

*     Represents less than 1%.

** Addresses are only given for beneficial owners of more than 5% of the outstanding shares of Common Stock.

(1) Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or become exercisable within 60 days following February 28, 2001 are deemed outstanding. However, such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Includes 82,344 shares subject to stock options that are exercisable within 60 days of February 28, 2001. Mr. Molinari's address is c/o the Company, 100 Locke Drive, Marlboro, Massachusetts 01752.

(3) Includes 9,832 shares subject to stock options that are exercisable within 60 days of February 28, 2001.

(4) Includes 6,166 shares subject to stock options that are exercisable within 60 days of February 28, 2001.

(5) Includes 6,166 shares subject to stock options that are exercisable within 60 days of February 28, 2001.

(6) Includes 17,497 shares subject to stock options that are exercisable within 60 days of February 28, 2001.

(7) Includes 16,306 shares subject to stock options that are exercisable within 60 days of February 28, 2001.

(8) Includes 18,331 shares subject to stock options that are exercisable within 60 days of February 28, 2001.

(9) Includes 18,331 shares subject to stock options that are exercisable within 60 days of February 28, 2001.

                                 PROPOSAL NO. 1
                      NOMINATION AND ELECTION OF DIRECTORS

      The Board of Directors of the Company currently consists of four members and is divided into three classes, Class I with one Director, Class II with two Directors and Class III with one Director. The term of office of one of the classes expires in each year and the Directors' successors will be elected at each annual meeting of stockholders for a term of three years and until their successors are elected and qualified. Each of the nominee and incumbent directors was elected to his or her initial term in 1996.

      At the Annual Meeting, two people will be elected as Class II Directors of the Company to serve for a three-year term until the 2004 annual meeting of stockholders and until their successor is elected and qualified. The Board of Directors has nominated D'Anne Hurd and Dr. David Cyganski for re-election as Class II Directors of the Company for a three-year term. Approval by the affirmative vote of a plurality of the shares present and voting, in person or by proxy, at the Annual Meeting is necessary to elect Ms. Hurd and Dr. Cyganski as Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF BOTH D'ANNE HURD AND DAVID CYGANSKI AS DIRECTORS.

      Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy FOR the election of Ms. Hurd and Dr. Cyganski to serve as Class II Directors of the Company. The Board of Directors believes that Ms. Hurd and Dr. Cyganski will stand for election and will, if elected, serve as Director. However, if Ms. Hurd and/or Dr. Cyganski fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may nominate and recommend.

      Information regarding the nominee for election as Director and incumbent Directors, including principal employment and prior business experience, is set forth below.

Nominees for Election as Director:

      Dr. David Cyganski, 47, for a term expiring in 2004. Dr. Cyganski has served in faculty and administrative positions at Worcester Polytechnic Institute ("WPI") since prior to 1992. Since October 1992, Dr. Cyganski has been a professor in the WPI Electrical and Computer Engineering Department.

      D'Anne Hurd, 50, for a term expiring in 2004. Ms. Hurd is currently Chief Financial Officer and General Counsel of Vividon, Inc. From May 1999 to March 2001, Ms. Hurd was Chief Financial Officer and General Counsel of NaviNet, Inc. From February 1996 to May 1999, Ms. Hurd was Chief Financial Officer and General Counsel of SmartRoute Systems, Inc. She previously served as a business/legal consultant, specializing in initial public offerings and strategic alliances/joint ventures.

Incumbent Directors:

      Ellen W. Harpin, 45, term expires in 2003. Ms. Harpin has been the Secretary and a Director of the Company since 1997. She previously served at the Company as Vice President, Administration from October 1998 to May 1999 and as Vice President, Sales from October 1997 to October 1998. She served as Vice President of Administration for Media 100, Inc. ("Media 100") from July 1995 to September 1996, prior to the Company's spin-off from Media 100 (the "Spin-off"). Ms. Harpin was employed by Media 100 from March 1983 until November 1996 and during her tenure also served as Chief Financial Officer, Treasurer, Vice President, Manufacturing and Director of Sales.

      Alfred A. Molinari, Jr., 59, term expires in 2002. Mr. Molinari has been the Chief Executive Officer and Chairman of the Board of Directors of the Company since 1996. Mr. Molinari is the founder of Media 100 and served as the Chief Executive Officer of Media 100 from its inception in 1973 until the Spin-off.

Board of Directors and its Committees

      The Board of Directors held six meetings during the fiscal year ended November 30, 2000. During fiscal 2000, each of the Directors attended more than 75% of all meetings of the Board of Directors and of the committees of which he or she was a member held while such person was a member of the Board of Directors.

      The Board of Directors has a Compensation Committee and an Audit Committee, but no nominating committee. The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company and establishes and approves compensation arrangements for the executive officer of the Company. The members of the Compensation Committee are Ms. Hurd, Dr. Cyganski and Mr. Molinari. During the fiscal year ended November 30, 2000, the Compensation Committee acted by written consent on one occasion. The Audit Committee consists of two members. The Board of Directors has not adopted a written charter for the Audit Committee. The Audit Committee is reconstituted annually at the first meeting of the Board following the Annual Meeting of Stockholders. The Audit Committee reviews the results and scope of the financial audit and other services provided by the Company's independent public accountants and makes recommendations to the Directors. The members of the Audit Committee are Ms. Hurd and Dr. Cyganski. Each member of the Audit Committee is an "independent director" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. During the fiscal year ended November 30, 2000, the Audit Committee met four times.

Board of Directors Compensation

      The Company compensates each Director who is not also an employee of the Company $7,500 per year plus $500 per meeting for services as a Director. In addition, each non-employee Director is eligible to receive options under the Company's 1996 Stock Option Plan. Directors of the Company who are employees of the Company are not paid any fees or additional compensation for service as members of the Board of Directors or any of its committees.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table provides certain summary information concerning the compensation of the Company's Chief Executive Officer and each of its other four most highly compensated officers (the "Named Executive Officers") for the fiscal year ended November 30, 2000.

                                                                                      Long-Term
                                                                                    Compensation
                                                        Annual Compensation            Awards
                                                ----------------------------------  -------------     All Other
Name and Principal Position                      Year      Salary($)     Bonus($)    Options(#)  Compensation($)(1)
-------------------------                        -----    ----------     ---------  ------------- -----------------
Alfred A. Molinari, Jr. ......................   2000      $225,000      $10,800      100,000          $  572
   Chairman of the Board, President and          1999      $225,000      $30,650      100,000          $1,803
   Chief Executive Officer                       1998      $232,800      $    --           --          $1,896

Annette C. Crossen ...........................   2000      $129,401      $ 3,000       20,000          $  405
   Vice President, Sales                         1999      $114,008      $ 4,230       18,750          $  914
                                                 1998      $ 55,111      $    --        1,250          $  442

Jeffrey M. Cronin ............................   2000      $ 96,926      $ 6,900       20,000          $  375
   Vice President, Operations                    1999      $ 94,500      $13,820       16,650          $  757
                                                 1998      $ 87,153      $    --        1,750          $  698

Michael A. DiPoto(2) .........................   2000      $ 97,577      $ 7,500       20,000          $  379
   Chief Financial Officer, Vice                 1999      $ 77,274      $13,171       20,000          $  619
   President, Finance and Treasurer

Clifford G. Wilson(3) ........................   2000      $139,712      $30,500       30,000          $  518
   Vice President, Engineering                   1999      $ 62,981      $15,813       20,000          $  505

----------

(1) The amounts reported represent (i) the dollar value of premiums paid on term life insurance for the benefit of the Named Executive Officers and
      (ii) Company contributions to a defined contribution plan with respect to the Named Executive Officers.

(2)   Mr. DiPoto joined the Company in March 1999.

(3)   Mr. Wilson joined the Company in June 1999.

Stock Options

      The following table provides information concerning the grant of stock options by the Company to the Named Executive Officers during the fiscal year ended November 30, 2000.

                        Option Grants in Last Fiscal Year

                                                   Individual Grants                    Potential Realizable Value
                                   -------------------------------------------------      at Assumed Annual Rates
                                    Number of    % of Total                             of Stock Price Appreciation
                                   Securities      Options                                    for Option Term
                                   Underlying    Granted to    Exercise                   ------------------------
                                     Options    Employees in    or Base   Expiration         5%            10%
Name                               Granted(#)    Fiscal Year     Price       Date            ($)           ($)
-----                              -----------  ------------    -------    ---------      ---------     ----------
Alfred A. Molinari, Jr. .........    100,000        16.71%      $6.75        4/6/06        145,467       313,268

Annette C. Crossen ..............     20,000         3.34%      $6.75        4/6/06         29,093        62,654

Jeffrey C. Cronin ...............     20,000         3.34%      $6.75        4/6/06         29,093        62,654

Michael A. DiPoto ...............     20,000         3.34%      $6.75        4/6/06         29,093        62,654

Clifford G. Wilson ..............     20,000         3.34%      $6.75        4/6/06         29,093        62,654
                                      10,000         1.67%      $2.94       9/25/06          6,336        13,645

Option Exercises and Holdings

      The following table provides information, with respect to the Named Executive Officers, concerning unexercised Company options held as of the end of the fiscal year.

                 Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                                                           Value of unexercised
                                                               Number of Unexercised           In-The-Money
                                     Shares                     Options at FY-End(#)       Options at FY-End($)(1)
                                   Acquired On      Value     -------------------------  ---------------------------
Name                               Exercise(#)   Realized($)  Exercisable Unexercisable  Exerciseable  Unexercisable
----                               -----------   -----------  ----------- -------------  ------------  -------------
Alfred A. Molinari, Jr. .........     57,651        34,047     46,011       136,335             --            --

Annette C. Crossen ..............         --            --     10,830        29,170             --            --

Jeffrey C. Cronin ...............         --            --     10,806        27,428             --            --

Michael A. DiPoto ...............         --            --     11,664        28,336             --            --

Clifford G. Wilson ..............         --            --      9,999        40,001             --            --

----------

(1) Market value of underlying securities at November 30, 2000, minus the exercise price of "in-the-money" options.

Compensation Committee Interlocks and Insider Participation

      During the last completed fiscal year, Mr. Molinari, the Chief Executive Officer, President and Chairman of the Board of Directors of the Company, was a member of the Compensation Committee of the Board of Directors. See "CERTAIN RELATIONSHIPS AND TRANSACTIONS" for a description of certain lease payments by the Company in which Mr. Molinari has an interest.

Compensation Committee Report on Executive Compensation

      The Compensation Committee is responsible for reviewing the compensation of officers and other members of the Company's Management. The Compensation Committee of the Board of Directors of the Company consists of Dr. Cyganski, Ms. Hurd and Mr. Molinari.

      Compensation Policies for Executive Officers. The Compensation Committee's executive compensation philosophy is: (i) to set senior management compensation to attract and retain senior executives who will contribute to long-term success and growth of the Company; (ii) to pay the Company's senior management equitably in relation to peer companies; (iii) to calculate total compensation (i.e., the combined value of all cash and stock benefits) based on a measure of overall performance; (iv) to reward the Company's senior management for increased profitability and resulting shareholder value by closely aligning the financial interest of senior management with those of shareholders and (v) to integrate compensation incentives with the long-term goals of the Company.

      The pay program described above applies to the Chief Executive Officer and other executive officers, and therefore reflects the criteria upon which the Chief Executive Officer's 2001 compensation is expected to be based.

      The Compensation Committee believes that it is appropriate to reward outstanding performance through a combination of cash bonuses and stock option grants, and thereby provide a competitive compensation package that will enable the Company to attract and retain the executives needed to achieve such performance.

      Stock Option Grants. Stock options are designed to attract and retain executives who can make significant contributions to the Company's success, reward executives for such significant contributions, and give executives a long-term incentive to increase shareholder value. In determining whether to grant stock options to executive officers, the Compensation Committee evaluates each officer's performance by examining criteria similar to those that are involved in determining base salary, and awards reflect individual performance reviews. The Compensation Committee also may recommend that the Directors grant stock options for executive retention purposes, taking into account, among other things, general industry practice.

      Federal Tax Regulations. As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company's deduction of executive compensation may be limited to the extent that a "covered employee" (i.e., the chief executive officer or one of the four highest compensated officers who is employed on the last day of Company's taxable year and whose compensation is reported in the summary compensation table in the Company's proxy statement) receives compensation in excess of $1,000,000 in such taxable year of the company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Company intends to take appropriate action to comply with such regulations, if applicable, in the future.

                                        David Cyganski
                                        D'Anne Hurd
                                        Alfred A. Molinari, Jr.

Shareholder Return Performance Graph

      Set forth below is a graph comparing the performance of the Company's Common Stock against the cumulative total return of the NASDAQ Composite Index and the CRSP Index for NASDAQ Electronic Component Stocks since December 1996. The CRSP Index for NASDAQ Electronic Component Stocks is an industry index prepared by the Center of Research in Security Prices at the University of Chicago.

      The stock performance on the graph below is not necessarily indicative of future stock price performance.

----------------------------------------------------------------------------------------------------------------
                                                          Dec-96      Nov-97     Nov-98      Nov-99      Nov-00
----------------------------------------------------------------------------------------------------------------
  CRSP INDEX FOR NASDAQ ELEC. COMPONENT STOCKS            $100.00     $116.93    $144.94     $265.54     $286.68
----------------------------------------------------------------------------------------------------------------
  NASDAQ COMPOSITE INDEX                                  $100.00     $124.78    $153.00     $263.36     $204.10
----------------------------------------------------------------------------------------------------------------
  DATA TRANSLATION, INC.                                  $100.00     $ 82.80    $ 53.13     $165.63     $ 60.93
----------------------------------------------------------------------------------------------------------------

      The comparison of total return of investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested at the close of the market on December 31, 1996 in each of Data Translation, Inc., the NASDAQ Composite Index and the CRSP Index for NASDAQ Electronic Component Stocks, with investment weighted on the basis of market capitalization.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company leases its domestic headquarters in Marlboro, Massachusetts (the "Facilities") from a related party trust, Nason Hill Trust (the "Trust"), a nominee trust of which Alfred A. Molinari, Jr., Chairman, Chief Executive Officer and President of the Company, and his wife are the sole trustees and beneficiaries.

      The facilities are leased from the Trust under operating leases expiring on December 1, 2009. Pursuant to an amendment dated May 13, 1997, the annual lease payments are equal to the sum of (i) $1,300,000 through November 30, 2002, and adjusted thereafter by the applicable CPI increase as of December 1, 2002, for the period commencing December 1, 2002, and again December 1, 2005, for that period commencing December 1, 2005, and (ii) any additional interest costs payable by the Trust in such year under a note in favor of State Street Bank and Trust Company due to the failure of the Company to maintain the financial ratios required for the most favorable interest rate under such note. In addition to such lease payments, the Company bears all of the tax, insurance and other costs of operating the Facilities and, under certain circumstances, various costs and expenses associated with the series of industrial revenue bonds, the proceeds of which were used in connection with the facilities. Total rental expense, net of sublease income, included in the operations of the Company under the lease for fiscal 2000 was $243,000.

      The following is a summary of certain agreements between the Company and Media 100 entered into in connection with the Spin-off. Alfred A. Molinari was a director and former Chief Executive Officer of Media 100 and his son, John A. Molinari, is President, Chief Executive Officer and a director of Media 100.

      Distribution Agreement. The Company and Media 100 are parties to a Distribution Agreement that provides for, among other things, the principal corporate transactions required to effect the Spin-off. The Distribution Agreement provides for indemnification of the Company by Media 100, and of Media 100 by the Company, in a manner designed, as between the two companies, to place with the Company financial responsibility for the data acquisition and imaging, commercial products and networking distribution businesses, and to place with Media 100 financial responsibility for the business retained by Media 100. The Distribution Agreement also provides for a tax sharing arrangement between the Company and Media 100. Pursuant to such agreement, each of the Company and Media 100 are responsible for tax liabilities relating to their respective operations. The Distribution Agreement also provides for the sharing of certain tax liabilities that may be associated with the Spin-off.

      Intellectual Property Agreement. The Company and Media 100 are parties to an Intellectual Property Agreement that provides for royalty-free, perpetual cross-licenses to each of Media 100 and the Company from the other for all technologies covered by existing patents and patent applications held by them as of the Spin-off. The agreement also provides that the parties will cross-license to each other technologies under patents issued pursuant to applications made in the two year-period following the Spin-off. The cross-licenses provide for termination upon a change of control with respect to patents issued pursuant to applications made after August 31, 1996, although the licensee may continue to use such patents in products already being shipped or which are substantially near completion of development.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own (directly or indirectly) more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such reports received by it, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% stockholders during the fiscal year ended November 30, 2000 were satisfied, with the exception of one report: Alfred A. Molinari filed a Form 4 (Statement of Changes of Beneficial Ownership of Securities) late for a June 2000 transaction.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the Company's 2002 annual meeting of stockholders must be received by the Company on or before November 9, 2001 in order to be considered for inclusion in the Company's proxy statement. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission in order to be included in the proxy statement and should be directed to: Secretary, Data Translation, Inc., 100 Locke Drive, Marlboro, MA 01752.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has engaged Arthur Andersen LLP, to serve as the Company's independent public accountants for the fiscal year ended November 30, 2001. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

                                   AUDIT FEES

      The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended November 30, 2000, and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year, were $47,500.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      The aggregate fees billed for professional services rendered for financial systems design and implementation rendered by the Company's principal accountant for the fiscal year ended November 30, 2000 were $0.00.

                                 ALL OTHER FEES

      The aggregate fees billed for all other services rendered by the Company's principal accountant for the fiscal year ended November 30, 2000 were $21,900.

                              AUDITOR INDEPENDENCE

      The Audit Committee has considered whether the provision of the services described under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the principal accountant's independence.

                         REPORT OF THE AUDIT COMMITTEE

      The Audit Committee has reviewed and discussed the audit financial statements of the Company for the fiscal year ended November 30, 2000 with the Company's management.

      The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss.380).

      The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant's independence.

      Based on the review and discussions with management and the Company's independent accountants referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual report on Form 10-KSB for the fiscal year ended November 30, 2000 and for filing with the Securities and Exchange Commission.

                                        Respectfully submitted,


                                        David Cyganski
                                        D'Anne Hurd

                                 OTHER BUSINESS

      The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                          ANNUAL REPORT ON FORM 10-KSB

      The Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 2000, which includes financial statements, has been filed with the SEC. Copies of the Annual Report on Form 10-KSB may be obtained by stockholders of the Company without charge upon written request to the Secretary of the Company at the address set forth below.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        ELLEN W. HARPIN
                                        Secretary
                                        Data Translation, Inc.
                                        100 Locke Drive
                                        Marlboro, Massachusetts 01752

March 15, 2001

                                      PROXY

                             DATA TRANSLATION, INC.

                        PROXY FOR 2001 ANNUAL MEETING OF
                        STOCKHOLDERS TO BE HELD THURSDAY,
                           APRIL 12, 2001 AT 9:30 A.M.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby constitutes and appoints Ellen W. Harpin and Alfred
A. Molinari, Jr., and each of them, as proxies of the undersigned (the "Proxies"), with full power to appoint his or her substitute, and authorizes each of them to represent and to vote all shares of common stock of Data Translation, Inc. (the "Company") held by the undersigned at the close of business on February 16, 2001, at the 2001 Annual Meeting of Stockholders to be held at the offices of the Company, 100 Locke Drive, Marlboro, Massachusetts, on April 12, 2001 at 9:30 a.m., local time, and at any adjournments or postponements thereof.

PLEASE ACT PROMPTLY: SIGN, DATE & MAIL PROXY CARD TODAY

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DATA TRANSLATION, INC.
c/o EquiServe
P.O. Box 8040
Boston, MA 02266-8040

Detach card below, sign, date and mail in postage paid envelope provided.

                             DATA TRANSLATION, INC.
                       100 Locke Drive, Marlboro, MA 01752

DETACH HERE---------------------------------------------------------------------

[X] Please mark votes as in this example.

1. Proposal to elect D'Anne Hurd and Dr. David Cyganski as Class II Directors of the Company each to serve for a three-year term until the 2004 annual meeting of stockholders and until a successor is duly elected and qualified.

FOR [_]
WITHHELD [_]


MARK HERE FOR ADDRESS CHANGE AND [_] NOTE BELOW

      When properly executed this proxy will be voted in the manner directed hereon by the undersigned stockholder(s).

      If no direction is given, this proxy will be voted FOR Proposal No. 1 and in their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the stamped envelope provided. The above undersigned stockholder(s) hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2001 Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 2000 annual report to stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

      Please sign name exactly as shown on stock certificate. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating such person's title or authority. If a partnership, please sign in partnership name by authorized person.


Signature ________________

Date _____________________